INVESTMENT REPRESENTATION AGREEMENT



Delta Petroleum Corporation
C/O 555 17th Street, Suite 3310
Denver, Colorado 80202


Gentlemen:

     1. Subscription. The Undersigned, EVERGREEN RESOURCES, INC. ("Evergreen" or "Undersigned") and its designees, hereby agrees to acquire from Delta Petroleum Corporation ("Delta" or the "Company") 194,444 shares of the restricted and legended common stock of Delta (collectively the "Securities") for an aggregate of $350,000 in a private negotiated transaction pursuant to Section 3(b) and/or 4(2) of the Act (and the regulations promulgated thereunder) and/or other applicable statute, rule and\or regulation. Closing, including delivery of the Securities and payment therefore, shall take place as of January 1, 1999.

     2. Representations and Warranties. The Undersigned warrants and represents to the Company that:

          a. The Securities are being acquired by the Undersigned for investment for its own account, and not with a view to the offer or sale in connection therewith, or the distribution thereof, and that the Undersigned is not now, and will not in the future, participate, directly or indirectly, in an underwriting of any such undertaking except in compliance with applicable registration provisions of the Act.

          b. The Undersigned will not take, or cause to be taken, any action that would cause it to be deemed an underwriter of the Securities, as defined in Section 2(11) of the Securities Act of 1933, as amended (the "Act").

          c. The Undersigned has been afforded an opportunity to examine such documents and obtain such information concerning the Company as it may have requested, including without limitation all publicly available information, and has had the opportunity to request such other information (and all information so requested has been provided) for the purpose of verifying the information furnished to it and for the purpose of answering any question it may have had concerning the business affairs of the Company and it has reviewed to the extent desired by it the Articles, Bylaws and Minutes of the Company, documentation concerning the Company's financial condition, assets, liabilities, share ownership and capital structure, operations, sales, management, public market, public filings, litigation and other material contracts and matters.

     d. The Undersigned (and its officers, directors and/or agents, as applicable) have had an opportunity to personally ask questions of, and receive answers from, one or more of the officers and directors of the Company and/or the attorneys for the Company to ascertain and verify the accuracy and completeness of all material information regarding the Company, its business and its officers, directors, and promoters. The Undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being acquired by it.

     e. The Undersigned understands that its acquisition of the Securities from the Company is a negotiated private transaction.

     f. By reason of the knowledge and experience of the Undersigned (and that of its officers and directors and their respective advisors and investment bankers) in financial and business matters in general, and investments in particular, it is capable of evaluating the merits and risks of an investment in the Securities.

     g. The Undersigned is capable of bearing the economic risks of an investment in the Securities.

     h. The Undersigned's present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

     i. If required to do so, it has retained to advise it, as to the merits and risks of a prospective investment in the Securities, a purchaser representative, legal counsel, financial and accounting advisors, investment bankers, etc.

     j. The Undersigned hereby represents and warrants to the Company that all of the representations, warranties and acknowledgements contained in this agreement, and the agreements, if any, to which this document is attached as an exhibit are true, accurate and complete as of the date herein and acknowledges that the Company, its officers, directors, agents, and affiliates have relied on its representations and warranties herein in consenting to the restricted issuance and/or transfer of the Securities and the Undersigned hereby agrees to indemnify and hold the Company (together with its officers, directors, agents and affiliates) harmless with respect to any and all expenses, claims or litigation (including without limitation reasonable attorney's fees related thereto) arising from or related to breach of this agreement including without limitation breach of any warranty or representation herein.

     3. Restrictions. The Undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely by the Undersigned and/or its assignees unless they are subsequently registered under the Act or an exemption from such registration is available. The Undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. For instance, Rule 144 (the "Rule") permits sales of "Restricted Securities" held for not less than two years and upon compliance with the requirements of such Rule. Further, the Securities must be sold in an active market and appropriate information relating to the Company must be generally available in order to effectuate a transaction pursuant to the Rule by an affiliate of the Company. Any and all certificates representing the Securities and any and all securities issued in replacement or conversion thereof or in exchange thereof shall bear the following legend, or one substantially similar thereto, which the Undersigned has read and understands:

     The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     4. Registration Rights. Subject to the approval of an underwriter, if any, involved in a registration relating to a public offering of the Company's securities, in the event that the Company shall file a registration statement (or similar document) with the U.S. Securities & Exchange Commission on a form which would legally allow inclusion of the shares issued pursuant hereto, the Company shall include such shares in such registration statement, at the Company's sole cost.

     5. Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Undersigned.

     6. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado and, to the extent it involves any United States statute, in accordance with the laws of the United States, and jurisdiction and venue for any dispute related hereto shall be in the District Court for the City and County of Denver, Colorado.


Evergreen Resources, Inc.              By:   s/Mark Sexton

Typed or Printed Name                   Signature, President & CEO



      84-0834147                        1401 17th Street, Suite 1200
Social Security or Tax                  Address
Identification Number


                                         Denver, Colorado 80202
                                         City, State and Zip Code


ACCEPTED:

DELTA PETROLEUM CORPORATION

By:    s/Aleron H. Larson, Jr.

Dated:  December 30, 1998


                                  OPTION
                                    and
                          FIRST RIGHT OF REFUSAL


1.   Option:

     Effective January 1, 1999 for good and valuable consideration the receipt of which is hereby acknowledged, Evergreen Resources, Inc. ("Evergreen") is hereby granted an option ("Option"), until September 30, 1999 to acquire 50% of those property interests owned by Delta Petroleum Corporation ("Delta") which are listed on the attached Exhibit A (the "Properties") by transferring to Delta the 194,444 shares purchased by Evergreen under an Investment Representation Agreement of even date herewith. Delta will warrant and defend title against all persons claiming title thereto through Delta. In the event that Evergreen exercises its option to acquire the Properties, Delta will assign 50% of its interest in the Properties to Evergreen subject to its proportionate share of the reserved production payment in favor of Burdette A. Ogle ("Ogle") described in the copies of the documents attached hereto and listed below (the "Documents").

     The Documents provide for the reservation of an undivided three percent (3%) of substances produced from the Properties ("Production Payment") until an aggregate amount of $8,000,000 (or a reduced amount as provided in the Documents under certain circumstances) has been paid to Ogle or his successors either from any production attributable to the reserved 3% or the minimum annual advanced payment ("Minimum Payment") discussed below. The Documents further provide that, irrespective of whether the Properties are producing or non-producing at any time, that Ogle shall be paid a Minimum Payment in the amount of $350,000 per year. This Minimum Payment may be composed of the proceeds from the production of the reserved 3%, a direct cash payment or a combination thereof. Upon exercise of its option, Evergreen will assume and agree to pay the direct cash portion of the Minimum Payment under the terms set forth in the Documents until the production proceeds from the reserved 3% from 100% of the Properties are adequate to cover the Minimum Payment. It is provided, however, that Evergreen shall be responsible only for payment of the cash portion of the Minimum Payment with respect to the Properties and that the reserved Production Payment derived from the reservation of an undivided three percent (3%) of substances produced from the Properties shall burden and be paid from 100% of the substances produced from the Properties equally and proportionately regardless of ownership.

     Delta represents that it has paid $1,200,000 to date in Minimum Payments, thereby correspondingly reducing the maximum aggregate amount due under the Production Payment from $8,000,000 to $6,800,000. Each successive payment shall further reduce the remaining amount due under the Production Payment.

     The following Document copies are attached hereto:

     * Lease interests Purchase Option Agreement between Delta and Ogle;
     *    Purchase and Sale Agreement between Delta and Ogle;
     * Assignments from Ogle to Delta for interests in OCS-P409, OCS-P0415,
          OCS-P-0416, OCS-P0421, OCS-P0422, OCS-P0460, OCS-P0462,
          and OCS-P464;

     In the event Evergreen exercises its Option, the parties will enter into agreements and assignments in the format of those included in the attached Documents.

     Until September 30, 1999, or the exercise of the Option, whichever occurs first, Delta agrees: 1) that it will pay all costs associated with or derived from the ownership of the Properties, including payments to Ogle as provided in the attached Documents;
2) that it will not otherwise encumber the Properties or allow the Properties to be encumbered in any fashion through operation of law or otherwise except as is already provided in the attached documents in favor of Ogle and his successors.

     In the event of any failure by Delta to pay costs associated with or derived from the ownership of the Properties or in the event of the placement of any encumbrance upon the Properties, Delta will notify Evergreen in writing within three business days of such event. Upon such notification, Evergreen shall have the option, but not the obligation, to pay such unpaid cost(s) or to pay the funds necessary to prevent or remove any such encumbrance. If Evergreen advances funds to Delta or directly to others for such purposes, Delta will execute a twelve month promissory note in an amount equal to the funds advanced with interest at ten percent (10%) per annum in favor of Evergreen and the Properties shall secure the repayment thereof under documentation customary in such transactions.

2.   Right of First Refusal:

     In the event of a proposed sale or farmout by Delta of any of its property interests in the offshore Santa Barbara area, Delta agrees to afford Evergreen the right, within 30 days of written notice by Delta to Evergreen, to purchase or farm into such properties upon the same terms as those proposed; provided that Evergreen must have exercised or must then exercise the above described option.


Dated:    December 30, 1998

                              DELTA PETROLEUM CORPORATION

                              s/Aleron H. Larson, Jr.
                              Authorized Officer,
                              Aleron H. Larson, Jr.,
                              Chairman, CEO


                              EVERGREEN RESOURCES, INC.

                                 s/Mark S. Sexton
                              Authorized Officer, Mark S. Sexton,
                                        President, CEO


                    AGGREGATE LIST OF OIL & GAS LEASES
                  SUBJECT TO RESERVED PRODUCTION PAYMENTS


1.       San Miguel Field

OCS-P 0409: Oil and Gas Lease from the United States of America, as Lessor, to Oxy Petroleum, Inc., et al, as Lessee, effective July 1, 1981, designated Serial No. OCS-P 0409 and covering all of Block 22, OCS Official Protraction Diagram NI 10-6, Santa Maria (Tract 53-182).

                       Leasehold Interest: 12.67169%


2.       Point Sal Unit

OCS-P 0415: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July
1, 1981 designated Serial No. OCS-P 0415, and covering all of Block 66, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                       Leasehold Interest: 1.88682%

OCS-P 0416: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July 1, 1981 designated Serial No. OCS-P 0416, and covering all of Block 67, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                       Leasehold Interest: 3.03049%

OCS-P 0421: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July 1, 1981 designated Serial No. OCS-P 0421, and covering all of Block 110, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                       Leasehold Interest: 1.88682%

OCS-P 0422: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July 1, 1981 designated Serial No. OCS-P 0422, and covering all of Block 111, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                       Leasehold Interest: 4.50000%


5.       Gato Canyon Unit

OCS-P 0460: Oil and Gas Lease from the United States of America, as Lessor, to Atlantic Richfield Company, as Lessee, effective August 1, 1982, designated Serial No. OCS-P 046O, and covering all of Block 53N 72W, that portion seaward of the Three Geographical Mile Line, Channel Islands Area, OCS Leasing Map No. 6A.

                       Leasehold Interest: 1.52930%

OCS-P 0462: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective August 1, 1982, designated Serial No. OCS-P 0462, and covering all of Block 52N 72W, Channel Islands Area, OCS Leasing Map No. 6A.

                       Leasehold Interest: 1.52930%

OCS-P 0464: Oil and Gas Lease from the United States of America, as Lessor, to Atlantic Richfield Company, as Lessee, effective August 1, 1982, designated Serial No. OCS-P 0464, and covering all of Block 53N 71W, that portion seaward of the Three Geographical Mile Line, Channel Islands Area, OCS Leasing Map No. 6B.

                       Leasehold Interest: 1.52930%